UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Blue Wolf Mongolia Holdings Corp.
(Exact name of registrant as specified in its charter)

British Virgin Islands	66-0762833
(State of incorporation or organization)	(I.R.S. employeridentification no.)

Two Sound View Drive
Greenwich, Connecticut 06830
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Ordinary Share and one Warrant	The NASDAQ Stock Market LLC
Ordinary Shares, no par value per share	The NASDAQ Stock Market LLC
Warrants to purchase Ordinary Share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-173419

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants to purchase ordinary shares of Blue Wolf Mongolia Holdings Corp. (the “Company”).  The description of the units, ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-173419) filed with the Securities and Exchange Commission on April 8, 2011, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1
Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173419), filed with the Securities and Exchange Commission on April 8, 2011).

3.2
Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.2 to Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-173419), filed with the Securities and Exchange Commission on July 13, 2011).

4.1
Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-173419), filed with the Securities and Exchange Commission on June 7, 2011).

4.2
Specimen Ordinary Shares Certificate (Incorporated by reference to Exhibit 4.2 to Amendment No. 2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-173419), filed with the Securities and Exchange Commission on June 7, 2011).

4.3
Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to Amendment No. 2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-173419), filed with the Securities and Exchange Commission on June 7, 2011).

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (Incorporated by reference to Exhibit 4.4 to Amendment No. 2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-173419), filed with the Securities and Exchange Commission on June 7, 2011).

10.4
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (Incorporated by reference to Exhibit 10.4 to Amendment No. 3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-173419), filed with the Securities and Exchange Commission on July 5, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

BLUE WOLF MONGOLIA HOLDINGS CORP.

By:	/s/ Lee Kraus
Lee Kraus
Chief Executive Officer

Dated: July 13, 2011